**SENIOR SECURED NOTE PURCHASE AGREEMENT**

This **SENIOR SECURED NOTE PURCHASE AGREEMENT** (as amended, supplemented or otherwise modified from time to time, this "**Agreement**"), dated as of May 12, 2025, is by and among SurgePays, Inc., a Nevada corporation with offices located at 3124 Brother Blvd, Suite 104, Bartlett, TN (the "**Company**"), the Guarantors (used herein as defined in the Guaranty referred to below) from time to time party hereto (together with the Company, collectively, the "**Note Parties**" and each a "**Note Party**"), and Funicular Funds, LP, a Delaware limited partnership (the "**Buyer**") and, with respect to Section 5(ll) only, SMDMM Funding, LLC, a Wyoming limited liability company ("**SMDMM**"). Any capitalized term not defined herein shall have the same meaning as in the Note (as defined below).

**RECITALS**

A. The Company has authorized the issuance of a Senior Secured Convertible Note of the Company in the original principal amount of Six Million Nine Hundred Eighty-Seven Thousand Seven Hundred Dollars ($6,999,999), (the "**Note**"), which Note shall be convertible at the option of the holder thereof into shares of the Company's common stock, par value $0.001 per share (the "**Common Stock**"), in accordance with the terms of the Note (the shares of Common Stock of the Company issuable pursuant to the terms of the Notes including, without limitation, upon conversion or otherwise, collectively, the "**Conversion Shares**").

B. The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Note.

C. The Company has agreed to issue to the Buyer stock purchase warrants (the "**Warrants**") in the form of Exhibit B hereto to purchase an aggregate of Seven Hundred Thousand (700,000) shares of the Company's Common Stock (as such number may be adjusted pursuant to the terms of the Warrants, the "**Warrant Shares**").

D. The Note, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "**Securities**."

E. The Note will be (I) secured by a first priority perfected security interest in all of the existing and future assets of the Note Parties (subject to customary "excluded property" provisions) as evidenced by (X) the Security Agreement dated as of the date hereof by and among the Note Parties and the Buyer (as amended, supplemented or otherwise modified from time to time, the "**Security Agreement**"), and (Y) the other security documents, joinders and agreements entered into in connection with this Agreement, in each case to secure the Obligations (together with the Security Agreement and any account control agreements, as each may be amended, supplemented or otherwise modified from time to time, collectively, the "**Security Documents**"), and (II) guaranteed pursuant to the Guaranty dated as of the date hereof by and among the Guarantors (as defined therein identified in the signature pages thereto) and the Buyer (as amended, supplemented or otherwise modified from time to time, the "**Guaranty**").

## AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Note Party and the Buyer hereby agree as follows:

## 1. PURCHASE AND SALE OF NOTES.

(a) Purchase of Note. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company, at the Closing, a Note in the original principal amount of $6,999,999.

(b) Closing. The closing (the "**Closing**") of the sale and purchase of the Note by the Buyer shall take place remotely via the exchange of documents and signature on the date hereof or on such other date as may be mutually agreed to by the parties (such date is hereinafter referred to as the "**Closing Date**").

(c) Purchase Price.

(i) The aggregate Purchase Price for the Notes (the "**Purchase Price**") shall be $6,999,999, payable as follows: the wire transfer of $6,000,000 in cash in accordance with subsection (ii) below and the delivery of 333,333 shares of the Company's Common Stock owned by the Buyer (the "**Exchange Shares**").

(ii) Except as set forth in subsection (i) above, at the Closing, (i) the Buyer shall pay its respective Purchase Price to the Company by wire transfer of immediately available funds in accordance with the wire instructions delivered by the Company; provided that the Company hereby directs that the Buyer may use the applicable portion of the proceeds of the cash Purchase Price from the Buyer to make the reimbursement payment required pursuant to Section E.5(f) so that the net amount received by the Company from the Buyer reflects such reimbursement payment under Section E.5(f) and (i) the Company shall deliver to the Buyer the Note duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

(d) Warrants. At the Closing, the Company shall deliver the Warrants issued in the names and denominations requested by the Buyer, subject to confirmation that each recipient is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933, as amended (the "**Securities Act**").

## 2. BUYER'S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that, as of the date hereof and as of the Closing:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction

Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. The Buyer (i) is acquiring the Note and the Warrants, and (ii) upon conversion of the Note and exercise of the Warrants will acquire the Conversion Shares and Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, "**Person**" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof. "**Governmental Entity**" means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(c) Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act. The Buyer agrees to furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

(d) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(e) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors, if any, or its representatives shall modify, amend or affect the Buyer's right to rely on the Company's representations and warranties contained herein. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting,

legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Transfer or Resale. The Buyer understands that: (i) the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered, or (B) the Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, "**Rule 144**"); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities, shall be required to provide the Company, with any notice thereof or otherwise make any delivery to the Company, pursuant to this Agreement or any other Transaction Document (as defined in Section E.3(b)), including, without limitation, this Section E.2(g).

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(j) No "Bad Actor" Disqualification Events. Neither the Buyer nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Event (as defined below), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act and disclosed in writing in reasonable detail to the Company.

(k) Disclosure. All of the disclosure furnished by or on behalf of the Buyer regarding the Buyer or its respective businesses and the transactions contemplated hereby are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

## 3. REPRESENTATIONS AND WARRANTIES OF EACH NOTE PARTY

The Company and each Guarantor, jointly and severally, represent and warrant to the Buyer that, as of the date hereof and as of the Closing:

(a) Organization and Qualification. Except as set forth in Schedule 3(a) of those certain confidential disclosure schedules titled the "Disclosure Schedules relating to the Senior Secured Note Purchase Agreement" dated as of May 12, 2025 (the "Disclosure Schedules"), the Company and its Subsidiaries (as defined below) are entities duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, "**Material Adverse Effect**" means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Note Parties and their respective Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, (iii) the authority or ability of any Note Party or any of its Subsidiaries to pay or otherwise perform any of their respective obligations under any of the Transaction Documents (as defined below), (iv) the value of the Collateral or the Liens on the Collateral granted under the Transaction Documents or the priority of any such Lien, or (v) the Buyer's rights and remedies under the Note or any other Transaction Document. Other than the Persons (as defined below) set forth on Schedule 3(a) of the Disclosure Schedules, the Company has no direct or indirect Subsidiaries. "**Subsidiaries**" means any Person in which any Note Party directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a "**Subsidiary**".

(b) Authorization; Enforcement; Validity. Each Note Party has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and the Company has the requisite power and authority to issue the Securities in

accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by each Note Party, and the consummation by each Note Party of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and the reservation for issuance and issuance of the Conversion Shares by the Company issuable upon conversion of the Note) have been duly authorized by such Note Party's board of directors, manager or managing member, as applicable, and (other than the filing with the SEC of a Form D and any other filings as may be required by any state securities agencies (such filings, the "**Securities Filings**")) no further filing, consent or authorization is required by any Note Party or its respective board of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by each applicable Note Party and each constitutes the legal, valid and binding obligations of such Note Party enforceable against such Note Party in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. "**Transaction Documents**" means, collectively, this Agreement, the Note, the Warrants, the Guaranty, the Security Documents, the Disclosure Schedules, the Perfection Certificate (as defined below) and each of the other agreements and instruments entered into or delivered in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Note and the Warrants is duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively "**Liens**") with respect to the issuance thereof Upon conversion or exercise in accordance with the Note and the Warrants, as applicable, the Conversion Shares and Warrant Shares, when issued by the Company, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by each Note Party and the consummation by each Note Party of the transactions contemplated hereby and thereby (including, without limitation, the issuance by the Company of the Note and the Conversion Shares, and the reservation by the Company for issuance of the Conversion Shares) will not (i) result in a violation of the certificate of incorporation (including, without limitation, any certificate of designation contained therein), bylaws, certificate of formation, memorandum of association, articles of association or other organizational documents of such Note Party, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Note Party is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree and including all applicable foreign, federal and state laws, rules and regulations) applicable to such Note Party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations,

breaches, defaults or other occurrences which would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of any Note Party is required in connection with the consummation of the transactions contemplated by any of the Transaction Documents, except for (i) filings required pursuant to applicable securities laws and blue sky laws, which filings will be effected within the time prescribed by law; (ii) such consents, approvals, authorizations, etc., as have been obtained and remain in full force and effect; (iii) filings in connection with the perfection of Liens on the Collateral (as defined in the Security Documents), which filings will be effected within any time period required by the Transaction Documents; (iv) filings in connection with the registration of the Conversion Shares and Warrant Shares, and (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect.

(f) No General Solicitation; Placement Agent. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

(g) Conduct of Business. Neither any Note Party nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to such Note Party or any of its Subsidiaries, and neither any Note Party nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company has no knowledge of any facts or circumstances that could reasonably lead to failure to list the Conversion Shares or the Warrant Shares on The Nasdaq Capital Market (the "**Principal Market**").

(h) Regulatory Permits. Each Note Party and its Subsidiaries is in possession of all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect, and neither any Note Party nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(i) Equity Capitalization.

(i) Authorized and Outstanding Capital Stock. As of the date hereof, the authorized capital stock of the Company consists of 500,000,000 shares of Common Stock, of which 20,411,549 shares are issued and outstanding. Set forth on Schedule 3(i)(i) of the Disclosure Schedules are the Company's Convertible Securities (as defined below) (other than the Note and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. "**Convertible Securities**" means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly

convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock). All of such outstanding shares set forth in this Section E.3(i)(i) are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

(ii) Existing Securities; Obligations. (A) None of the Company's, or any its Subsidiaries' shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any of its Subsidiaries; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company, or any of its Subsidiaries or options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company, or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities, which have not been waived; and (F) neither the Company nor any of its Subsidiaries has any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

(j) Litigation. Except as disclosed in Schedule 3(j) of the Disclosure Schedules, there is no action, suit, arbitration, proceeding, inquiry or investigation before any Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, the Common Stock, or any of the Company's or Guarantors' officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which (i) materially adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of Guarantors is subject to any continuing order, writ, judgment, injunction, decree, determination or award of any Governmental Entity, which could have or reasonably be expected to result in a Material Adverse Effect.

(k) Insurance. Each Note Party and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of such Note Party believes to be prudent and customary in the businesses in which such Note Party and its Subsidiaries are engaged. Neither any Note Party nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and neither any Note Party nor any of its Subsidiaries has any reason to believe that it will be unable to renew its existing

insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(l) Employee Relations. Neither any Note Party nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of any Note Party or any of its Subsidiaries has notified any Note Party or any of its Subsidiaries that such officer intends to leave such Note Party or any such Subsidiary or otherwise terminate such officer's employment with any Note Party or any of its Subsidiaries. Each Note Party and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(m) Title.

(i) Real Property. No Note Party owns any real property in fee._ Each Note Party and its Subsidiaries (as applicable) holds good title to all real property, leases in real property, facilities or other interests in real property owned or held by such Note Party or any of its Subsidiaries (the "**Real Property**"). The Real Property is free and clear of all Liens and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) Permitted Liens and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. Any Real Property held under lease by any Note Party or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(ii) Fixtures and Equipment. Each Note Party and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by such Note Party or its Subsidiary in connection with the conduct of its business (the "**Fixtures and Equipment**"). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of any maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of each Note Party's and/or its Subsidiaries' businesses (as applicable) in the manner as conducted prior to the Initial Closing Date. Each Note Party and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Liens except for (a) Permitted Liens and (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(n) Intellectual Property Rights. Each Note Party and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual

property rights and all applications and registrations therefor ("**Intellectual Property Rights**") necessary to conduct their respective businesses as now conducted and presently proposed to be conducted. None of any Note Party's material Intellectual Property Rights have expired or terminated or have been abandoned. No Note Party has any knowledge of any infringement by any Note Party or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of any Note Party or any of its Subsidiaries, being threatened, against any Note Party or any of its Subsidiaries regarding its Intellectual Property Rights. Neither any Note Party nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. Each Note Party and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(o) Subsidiary Rights. Each Note Party and its Subsidiaries have the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by such Note Party or such Subsidiary.

(p) Tax Status. Except as set forth on Schedule 3(p) of the Disclosure Schedules, each Note Party and its Subsidiaries (i) have timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations (or appropriate extensions therefor) required by any jurisdiction to which it is subject, (ii) have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) to the extent applicable, have set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of each Note Party and its Subsidiaries know of no basis for any such claim.

(q) Investment Company Status. No Note Party is, and upon consummation of the sale of the Securities will be, an "investment company," an affiliate of an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

(r) Reserved.

(s) Solvency. Based on the consolidated financial condition of the Company and its Subsidiaries as of the Closing, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company's assets exceed the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company,

together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of their liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing. No Note Party is in default with respect to any material indebtedness for borrowed money or money due under any long-term leasing or factoring arrangement.

(t) Absence of Certain Changes. Since December 31, 2024, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company or any of its Subsidiaries. Since December 31, 2024, neither the Company, nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company, nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(u) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company any of its Subsidiaries or any of their respective businesses, properties, or operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(v) Indebtedness and Other Contracts. Except as disclosed on Schedule 3(v) of the Disclosure Schedules, neither the Company nor any of its Subsidiaries, (i), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, or (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries, (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers has or is reasonably expected to have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries have any liabilities or obligations required to be disclosed which are not so disclosed, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "**Indebtedness**" of any

Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) "**Contingent Obligation**" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(w) Foreign Corrupt Practices. Neither any Note Party nor any of its Subsidiaries, nor to the knowledge of any Note Party or any of its Subsidiaries, any agent or other person acting on behalf of any Note Party or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) failed to disclose fully any contribution made by any Note Party or any of its Subsidiaries (or made by any person acting on its behalf of which any Note Party is aware) which is in violation of law.

(x) Reserved.

(y) Reserved.

(z) Transactions with Affiliates and Employees. Except as set forth on Schedule 3(z) of the Disclosure Schedules, none of the officers or directors of any Note Party or any of its Subsidiaries and, to the knowledge of any Note Party, none of the employees of any Note Party or any of its Subsidiaries is presently a party to any transaction with any Note Party or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending

of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Note Party, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) agreements in the ordinary course of business on arm's length terms, (ii) transactions constituting bona fide equity or subordinated debt financings primarily for capital raising purposes with existing investors, (iii) reasonable and customary fees paid to members of the board of directors or managers of Note Parties and their Subsidiaries, (iv) Permitted Investments in Subsidiaries, (v) employment or consulting relationships in the ordinary course of business and payment of salary or consulting fees for services rendered, (vi) reimbursement for expenses incurred on behalf of any Note Party, and (vii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(aa) Certain Fees. Except as set forth on Schedule 3(aa) of the Disclosure Schedules, there are no brokerage or finder's fees or commissions that are or will be payable by any Note Party or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Buyer shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(bb) Environmental Laws. (i) Each Note Party and its Subsidiaries (A) are in compliance with all applicable Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "**Environmental Laws**" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "**Hazardous Materials**") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) No Hazardous Materials have been disposed of or otherwise released from any Real Property by any Note Party or any of its Subsidiaries in violation of any Environmental Laws. To the knowledge of the Company, no prior use by any Note Party or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have reasonable be expected to result in a Material Adverse Effect.

(iii) Neither any Note Party nor any of its Subsidiaries has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials.

(cc) Regulation T, U or X. The sale of the Note, the use of proceeds thereof and the other transactions contemplated thereby or by the other Transaction Documents, will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States.

(dd) Reserved.

(ee) Money Laundering. The Company and its Subsidiaries are in compliance, and have complied with during the past three (3) years, in all material respects with the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited, to (i) Executive Order 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism" (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ff) No "Bad Actor" Disqualification. The Company has exercised reasonable care, in accordance with Securities and Exchange Commission (the "**Commission**") rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the "bad actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, and such disqualifications, the "**Disqualification Events**"). To the Company's knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. "**Covered Persons**" are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Note; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Note (a "**Solicitor**"), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(gg) Cybersecurity. Each Note Party and its Subsidiaries' information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, "**IT Systems**") are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of such Note Party and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that could reasonably be expected to have a Material Adverse Effect. Each Note Party and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including "Personal Data," used in connection with their businesses. "**Personal Data**" means (i) a natural person's name, street address, telephone number, e-mail address, photograph, social security number or tax

identification number, driver's license number, passport number, credit card number, bank information, or customer or account number or (ii) any information which would qualify as "personally identifying information" under the Federal Trade Commission Act, as amended, or Canadian provincial privacy laws. For the last three (3) years prior to the Closing, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Note Party and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh) Compliance with Data Privacy Laws. Each Note Party and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations (the "**Privacy Laws**") except in each case, where such could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For the last three (3) years prior to the Closing, the Company and each of its Subsidiaries have taken appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the "**Policies**"). Each Note Party certifies that neither it nor any of its Subsidiaries: (i) has received any written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(ii) Disclosure. All of the disclosure furnished by or on behalf of any Note Party to the Buyer regarding any Note Party and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Note Party acknowledges and agrees that the Buyer makes no, nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

## 4. RESERVED.

## 5. COVENANTS.

(a) Best Efforts. The Buyer shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 7 of this Agreement.

Each Note Party shall use its best efforts to timely satisfy each of the covenants hereunder and conditions to be satisfied by it as provided in Section 8 of this Agreement.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable "Blue Sky" laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(c) Reporting Status. In the event the Buyer converts the Note into Conversion Shares, (such period ending two years from the date of conversion, the "**Reporting Period**"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(d) Use of Proceeds. The Company may use the proceeds from the sale of the Note for general corporate and working capital purposes.

(e) Listing. the Company shall use its best commercial efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Securities on the Principal Market and shall maintain such listing or designation for quotation (as the case may be) of all Securities and Conversion Securities from time to time issuable under the terms of the Transaction Documents on the Principal Market, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an "**Eligible Market**"). Neither the Company, nor any of its respective Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Conversion Securities on an Eligible Market.

(f) Fees. The Company shall reimburse the Buyer for costs, expenses and disbursements of the Buyer (including the fees, documented expenses and disbursements of Loeb & Loeb LLP, counsel to the Buyer) incurred by it or its affiliates in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by the Transaction Documents in relation to the Closing up to an aggregate amount of $75,000 (the "**Transaction Expenses**"); provided that the Company hereby directs that the Buyer may use the applicable portion of the proceeds of the Purchase Price from the Buyer to make the reimbursement payment required pursuant to this Section E.5(f) so that the net amount received by the Company from the Buyer reflects such reimbursement payment hereunder; provided, however, that the Company shall be responsible to promptly reimburse the Buyer on demand for all Transaction Expenses to the extent not so reimbursed from the proceeds of the Purchase Price from the Buyer.

(g) Pledge of Securities by Buyer. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section E.2(g) hereof.

(h) Disclosure of Transactions and Other Material Information. The Company shall provide to the Buyer for review prior to filing with the Commission a draft of the Form 8-K disclosing the Buyer's purchase of the Securities and a summary of the Transaction Documents, and shall reasonably consult with the Buyer regarding such disclosure, and such disclosure shall include all material non-public information provided by the Company or their representatives to the Buyer prior to such date.

(i) Additional Issuance of Securities. The Company will not, without the prior written consent of the Required Holders, (i) issue any Notes (other than to the Buyer as contemplated hereby), (ii) issue any other securities that would cause a breach or default under the Notes, or (iii) issue any Convertible Securities (as defined below) involving a Variable Rate Transaction, in each case, other than Exempted Securities. "**Variable Rate Transaction**" means a transaction in which the Company or its Subsidiaries issues or sells any Convertible Securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company, or the market for the Common Stock, other than pursuant to a customary "weighted average" anti-dilution provision. "**Exempted Securities**" means (i) shares of Common Stock or standard options to purchase Common Stock, or restricted stock units, issued to directors, officers, consultants or employees of the Company for services rendered to the Company in their capacity as such pursuant to an equity incentive plan, (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options (other than standard options to purchase Common Stock issued pursuant to an equity incentive plan that is covered by clause (i) above) issued prior to the Effective Date, (iii) the shares of Common Stock issuable upon conversion of the Notes or otherwise pursuant to the terms of the Notes; and (iv) any shares of Common Stock issued or issuable in connection with any bona fide strategic or commercial alliances, acquisitions, mergers, licensing arrangements, and strategic partnerships, provided, that (x) the primary purpose of such issuance is not to raise capital as reasonably determined by the Buyer. The Buyer shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(j) Conduct of Business. The business of each Note Party and their respective Subsidiaries shall not be conducted in violation of any other law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Liens. No Note Party shall, nor shall any of its Subsidiaries, without the prior written consent of the Required Holders, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or assets of any kind (real or personal, tangible or intangible), except any Permitted Lien. As used herein, "**Permitted Lien**" means any and all of the following: (i) Liens on the Collateral in favor of the Buyer pursuant to any of the Transaction Documents (or any related instrument or document), in each case securing the Obligations; (ii) Liens incurred in the ordinary course of business that do not secure indebtedness for borrowed money including purchase money security; (iii) Liens existing as of the date hereof and listed on Schedule 5(k) of the Disclosure Schedules; (iv) involuntary Liens arising by operation of law that do not affect the business or operations of the Company in any material respect; (v) reserved; (vi) Liens for taxes or assessments or other governmental charges or levies, either not yet delinquent or to the extent that nonpayment thereof is permitted by the terms of this Agreement or other Transaction Documents; (vii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (viii) reserved, (ix) Liens of carriers, warehousemen, landlords, suppliers, or other persons that are possessory in nature arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (x) Liens to secure payment of workers' compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business; (xi) Liens, deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or other similar obligations arising in the ordinary course of business; (xii) Liens that are not prior to Lender's Lien against the Collateral that constitute customary rights of offset and that do not impair Lender's Lien; (xiii) Liens in the form of cash deposited with owners/lessors of premises that the Company or its Subsidiaries lease in the ordinary course of business; (xiv) leases or subleases of real property granted in the ordinary course of the Company's or its Subsidiaries' business (or, if referring to another Person, in the ordinary course of such Person's business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of the Company's or its Subsidiaries' business (or, if referring to another Person, in the ordinary course of such Person's business), if the leases, subleases, licenses and sublicenses do not prohibit granting the Buyer a security interest therein; (xv) non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business; and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; (xvi) Liens in favor of financial institutions arising in connection with Company's or its Subsidiaries' deposit and/or securities accounts held at such institutions, (xvii) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (xviii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xix) Liens arising from the filing of any precautionary financing statement on operating leases covering the leased property, to the extent such operating leases are permitted under this Agreement; (xx) Liens in Inventory held by wholesalers in the ordinary course of

business, (xxi) reserved, and (xxii) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (i) through (xxi), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

(l) Indebtedness.[1] Until the Obligations are paid in full, no Note Party shall, nor shall any of its Subsidiaries, without the prior written consent of the Required Holders, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness other than (i) the Note, (ii) reserved, (iii) Indebtedness outstanding on the date hereof and set forth on Schedule 5(l) of the Disclosure Schedules, (iv) Indebtedness which (A) ranks junior in right of payment to the Note, (B) is subject to either a subordination agreement or intercreditor agreement in form and substance reasonably acceptable to Buyer and (C) has a maturity date at least 91 days after the Maturity Date, (iv) new Indebtedness to employees and other insiders of the Company under promissory notes so long as the aggregate amount is less than $1,000,000, (v) unsecured indebtedness incurred in the ordinary course of business not exceeding $3,500,000 in the aggregate, (vi) (A) trade accounts payable in the ordinary course of business and not more than 120 days past due and (B) trade accounts payable in the ordinary course of business which are past due for longer than 120 days but do not exceed $3,500,000, (vii) reserved, (viii) Indebtedness consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless, (ix) Indebtedness consisting of commercial credit cards or letters of credit so long as the amount of outstanding obligations does not exceed $3,500,000 at any time, and (x) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (i) through (ix) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be (clauses (i) through (viii), collectively, "**Permitted Indebtedness**").

(m) Restriction on Redemption and Cash Dividends. So long as any outstanding, neither any Note Party nor any of its Subsidiaries shall, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, any securities of the Company without the prior express written consent of the Requisite Holders, except that the Company may (i) reserved, (ii) pay dividends solely in capital stock, provided that Subsidiaries may always declare and pay cash dividends to Note Parties (iii) the Company may repurchase the stock, partnership, membership, or other ownership interest or other equity securities of former employees or consultants pursuant to stock repurchase agreements (or the permitted assigns, estate, heirs or current of former spouses thereof) upon the death, disability or termination of employment of such employee or consultant so long as an Event of Default does not exist at the time of any such repurchase, (iv) distribute equity interests to current or former employees, officers, consultants, or directors upon the exercise of their options, and (v) each Note Party may pay for actual member federal and state income tax liabilities attributable to the income of such Grantor to the extent it constitutes tax distributions and pay all other tax distributions from one Note Party or its Subsidiary to another Note Party or its Subsidiary

[1] NTD: The Buyer will need typical limitations on the debt baskets. If the Company has specific needs in excess of these baskets please propose a number that works and it will be considered. We inserted limitations that the Company is comfortable with on these items.

(n) Corporate Existence. So long as the Buyer beneficially owns the Note, no Note Party shall be party to any Fundamental Transaction (as defined in the Note) unless such Note Party, as applicable, is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Note.

(o) Stock Splits. Until the Note is no longer outstanding, the Company shall not effect any stock combination, reverse stock split or other similar transaction (or make any public announcement or disclosure with respect to any of the foregoing) without the prior written consent of the Required Holders (as defined below), other than a reverse stock split that is required, in the good faith determination of the Board of Directors, to maintain the listing of the Common Stock on the Trading Market.

(p) Conversion Procedures. The Company shall honor conversions of the Note and shall deliver the Conversion Shares in accordance with the terms, conditions and time periods set forth in the Note.

(q) Reserved.

(r) Reserved.

(s) Integration. No Note Party, nor any of their respective affiliates (as defined in Rule 501(b) under the Securities Act), or any person acting on behalf of a Note Party or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act or require stockholder approval under the rules and regulations of the Principal Market and such Note Party will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby.

(t) Reserved.

(u) Reserved.

(v) Notice of Disqualification Events. Each Note Party agrees that it will notify the Buyer in writing, prior to each Closing of any Disqualification Event relating to any Covered Person of such Note Party.

(w) Closing Documents. The Company agrees to deliver, or cause to be delivered, to each Buyer and Loeb & Loeb LLP a complete closing set of the executed Transaction Documents and any other document required to be delivered to any party pursuant to Section 8 hereof or otherwise.

(x) Reserved.

(y) Reserved.

(z) Dispositions to Subsidiaries. Until the Obligations are Paid in Full, no Note Party shall sell, lease, sublease, license, sublicense, divide or otherwise dispose of any of its property or assets, including Intellectual Property, to any Subsidiary of any Note Party that is either (x) not a Note Party or (y) is a Subsidiary organized under the laws of a jurisdiction other than the United States, any of the states thereof, Puerto Rico or the District of Columbia, ("**Foreign Subsidiary**"), other than (i) disposition of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of such Note Party, no longer economically practicable to maintain or useful in the ordinary course of business of such Note Party; (ii) Permitted Liens and Permitted Investments solely to the extent consisting of transfers and dispositions; and (iii) transfer of non-exclusive licenses for the use of the property of the Note Parties or their Subsidiaries in the ordinary course of business.

(aa) Restricted Debt Payments. Neither any Note Party nor any of its Subsidiaries will make any payment on account of the purchase, redemption, defeasance or other retirement of any Indebtedness or make any other payment or distribution in respect of any Indebtedness, either directly or indirectly; other than payments set forth on Schedule 5(aa) of the Disclosure Schedules; provided that nothing in this section shall restrict the Note Parties' ability to convert any existing Indebtedness in equity pursuant to the terms thereof.

(bb) Restriction on Transfer of Assets. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of such Note Party or any Subsidiary thereof owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by such Note Party and its Subsidiaries in the ordinary course of business consistent with its past practice, (ii) sales of Inventory and product in the ordinary course of business, (iii) disposition of worn-out, surplus or obsolete Equipment that is, in the reasonable judgment of such Note Party, no longer economically practicable to maintain or useful in the ordinary course of business of such Note Party; (c) Permitted Liens and Permitted Investments solely to the extent consisting of transfers and dispositions; (d) dispositions consisting of such Note Party's or its Subsidiaries' use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of this Agreement or the other Transaction Documents; (f) of non-exclusive licenses for the use of the property of such Note Party or its Subsidiaries in the ordinary course of business, and (g) other dispositions of assets with an aggregate value not to exceed $300,000.

(cc) Amendment of SMDMM Note. No Note Party shall agree to any amendment, modification, amendment and restatement or any other change to the SMDMM Note without the prior written consent of the Buyer, not to be unreasonably withheld or conditioned.

(dd) Change in Nature of Business. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, (i) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by such Note Party and each of its Subsidiaries on the date hereof or any business substantially related or incidental thereto or (ii) modify its or their corporate structure or purpose; provided that Note Parties or any of its Subsidiaries may be liquidated so long as all remaining assets of such Note Parties or Subsidiaries are transferred to another Note Party.

(ee) Preservation of Existence, Etc. Each Note Party shall maintain and preserve and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(ff) Maintenance of Properties, Etc. Each Note Party shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary to conduct its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply in all material respects, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(gg) Maintenance of Intellectual Property. Each Note Party will, and will cause each of its Subsidiaries to, use commercially reasonable efforts to maintain all of the Intellectual Property Rights of such Note Party and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect.

(hh) Maintenance of Insurance. Each Note Party shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with usual business practice by companies in similar businesses similarly situated. Each such policy of insurance shall as appropriate (i) name the Buyer, on behalf of itself and the Buyer, as an additional insured thereunder as its interest may appear or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Buyer, on behalf of itself and the Buyer, as lenders' loss payee thereunder.

(ii) Transactions with Affiliates. No Note Party shall, nor shall any Note Party permit its Subsidiaries to, directly or indirectly, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except (i) transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an affiliate thereof, (ii) transactions constituting bona fide equity or subordinated debt financings primarily for capital raising purposes with existing investors, (iii) reasonable and customary fees paid to members of the board of directors or managers of Note Parties and their Subsidiaries, (iv) Permitted Investments in Subsidiaries, (v) employment or consulting relationships in the ordinary course of business and payment of salary or consulting fees for services rendered, (vi) reimbursement for expenses incurred on behalf of any Note Party, (vii) transactions currently in effect as of the date

hereof, and (viii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(jj) Restricted Issuances. The Company shall not, directly or indirectly, without the prior written consent of the Required Holders, issue any Notes (other than as contemplated by this Agreement and the Note, in each case as in effect on the date hereof).

(kk) New Subsidiaries. Simultaneously with the acquisition or formation of each new Subsidiary (other than (1) any Subsidiary that the Required Holders expressly waive this requirement in respect of in writing and (2) Immaterial Subsidiaries), (w) the Note Parties shall cause such new Subsidiary to execute a guaranty and any other documentation in form and substance acceptable to the Buyer to have such Subsidiary join the Transaction Documents (x) the Note Parties shall cause such new Subsidiary to execute, and deliver to the Buyer, all Security Documents as may be reasonably requested by the Required Holders, as applicable, (y) each Note Party shall also deliver to the Buyer an opinion of counsel to such new Subsidiary that is reasonably satisfactory to the Buyer covering such legal matters with respect to such new Subsidiary becoming a guarantor of the Obligations, executing and delivering the Security Document and any other matters that the Required Holders may reasonably request and (z) the Note Parties shall deliver, or cause the applicable Subsidiary to deliver to the Buyer, each of the physical stock certificates of such new Subsidiary, along with undated stock powers for each such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to the Required Holders that the security interest in such uncertificated securities has been transferred to and perfected by the Buyer, in accordance with Sections 8-313, 8-321 and 9-115 of the Uniform Commercial Code or any other similar or local or foreign law that may be applicable). "**Immaterial Subsidiaries**" means, at any date of determination, any Subsidiary, other than Note Parties hereunder, which is either (a) a dormant or shell company with no assets or (b) a wholly owned subsidiary created solely to merger into or with a Person that is not an affiliate of any Note Party, provide that the surviving company will not be an Immaterial Subsidiary under this clause (b).

(ll) Subordination of SMDMM Note. Each Note Party and SMDMM agrees that no Note Party shall make any payment to SMDMM and SMDMM will not receive any payment in respect of that certain note issued by the Company to the SMDMM on March 12, 2024 in the principal amount of $4,758,088.74 (the "**SMDMM Note**") other than payments set forth on Schedule 5(aa) of the Disclosure Schedules. If the SMDMM receives any payment in respect of the SMDMM Note which violates Section 5(aa), SMDMM agrees (i) to notify the Buyer of the payment, (ii) to hold such payment in trust by for the benefit of the Buyer and (iii) shall promptly (and in any event within three (3) Business Days) pay such amounts over to Buyer. Neither Section 5(aa) or Section 5(ll) shall prevent payments of the SMDMM Note consented to in writing by the Buyer.

(mm) Reserved.

(nn) Stay, Extension and Usury Laws. To the extent that it may lawfully do so, each Note Party (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Note or any other

Transaction Document; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Buyer by the Transaction Documents, but will suffer and permit the execution of every such power as though no such law has been enacted.

(oo) Taxes. Each Note Party and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties), or apply for extensions therefor, now or hereafter imposed or assessed against such Note Party and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect). Each Note Party and its Subsidiaries shall file on or before the due date therefor all personal property tax returns or appropriate extensions therefor (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect). Notwithstanding the foregoing, each Note Party and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP.

(pp) Certain Changes. No Note Party shall change (i) its name as it appears in official filings in the state of its incorporation or organization, (ii) its chief executive office, corporate offices, warehouses or other Collateral locations, or location of its records concerning the Collateral, (iii) the type of legal entity that it is, (iv) its organization identification number, if any, issued by its state of incorporation or organization, or (v) its state of incorporation or organization, or acquire any Real Property after the date hereof without such Person, in each instance, giving fifteen (15) days prior written notice thereof to the Buyer and taking all actions deemed necessary or appropriate by the Required Holders to continuously protect and perfect the Buyer's Liens upon the Collateral.

(qq) Reserved.

(rr) Other Reports and Information. Each Note Party shall promptly advise the Buyer, in reasonable detail, of: (a) any Lien, other than Permitted Liens, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; and (b) the occurrence of any Event of Default or other event that has had or could reasonably be expected to have a Material Adverse Effect. Each Note Party shall, upon request of the Buyer, furnish such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of such Note Party or the Collateral as the Buyer may request, all in reasonable detail.

(ss) Reserved.

(tt) Investments. Neither any Note Party nor any of its Subsidiaries, directly or indirectly, will, except as provided in the Company's officially filed S-X statement, merge with, consolidate with, acquire all or substantially all of the assets or stock of, or otherwise combine with or make any Investment (as defined below) without Required Holders' consent, other than Permitted Investments (as defined below). "**Investment**" means, with respect to any Person, (a) the purchase of any debt or equity security of any other Person, (b) the making of any loan or advance to any other Person, or (c) becoming obligated with respect to a Contingent Obligation in

respect of obligations of any other Person. "**Permitted Investments**" means the following: (a) Investments (including, without limitation, Subsidiaries) existing on the date hereof; (b) Investments consisting of cash equivalents; (c) accounts receivable in the ordinary course of business and Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course; (d) Investments consisting of deposit accounts; (e) Investments consisting of travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business; (f) Investments by the Note Parties in the Company and in other Note Parties that are Subsidiaries that are not Foreign Subsidiaries of a Note Party; (g) Investments pursuant to or arising under non-speculative currency arrangements, interest rate agreements or similar hedging arrangements entered into in the ordinary course of business; (h) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in the Company's industry and which do not require the Company to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement, (i) Investments in a Foreign Subsidiary, provided that such Investments shall not exceed $1,000,000 in the aggregate in any year, (j) Investments consisting of intercompany receivables, corresponding to amounts in item (viii) of the definition of Permitted Indebtedness, consisting of intercompany journal entries made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless, and (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business.

(uu) Quarterly Financial Statements. Within forty-five (45) days following the end of each fiscal quarter (other than the fourth fiscal quarter ending December 31), the Company will deliver to the Buyer the financial statements for such fiscal quarter and accompanied by a certification by the chief executive officer or chief financial officer of Company that such financial statements are complete and correct, that there was no Event of Default (or specifying those Events of Default of which he or she was aware), provided that the Company may satisfy this obligation by delivering a publicly filed form 10-Q covering such period, in accordance with applicable Requirements of Law.

(vv) Yearly Financial Statements. Within ninety (90) days following the close of each fiscal year, the Company will deliver to the Buyer financial statements for such fiscal year certified without qualification by an independent certified accounting firm acceptable to the Required Holders (provided, however, that such certification may contain a "going concern" qualification), which shall provide comparisons to the prior fiscal year, and shall be accompanied by (i) report from such Company's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that an Event of Default has occurred or specifying those Events of Default of which they are aware, and (ii) any management letter that may be issued, provided that the Company may this obligation by delivering a publicly filed form 10-K covering such period, in accordance with applicable Requirements of Law.

(ww) Reserved.

(xx) Reserved.

(yy) Post-Closing Conditions. On or before the date specified in this Section 5(yy) (unless a longer period is agreed to in writing by the Required Holders, in their sole discretion), the Note Parties shall satisfy each of the following items specified in the subsections below:

(i) No later than fifteen (15) Business Days after the Closing Date, the Note Parties shall deliver to the Buyer insurance policy endorsements reasonably satisfactory to the Buyer, providing for adequate personal property and liability insurance for each Note Party, with the Buyer listed as lender's loss payee and additional insured, as applicable.

(ii) No later than thirty (30) days after the Closing Date, the Note Parties shall have delivered to Buyer a Control Agreement, in form and substance reasonably satisfactory to the Buyer, for the primary Deposit Accounts or Securities Accounts maintained by a Note Party.

(iii) No later than thirty (30) days after the Closing Date, the Note Parties shall deliver to the Buyer evidence reasonably satisfactory to the Buyer, that (v) the annual report of Torch Wireless Corp. has been filed, (w) all outstanding tax liabilities of Torch Wireless Corp. have been paid in full, (x) all outstanding tax liabilities of SurgePhone Wireless, LLC have been paid in full, and (y) that each Note Party is in good standing in its jurisdiction of incorporation (or such equivalent construct in such jurisdiction).

(iv) No later than thirty (30) days after the Closing Date deliver to the Buyer original certificates (I) representing the Subsidiaries' shares of capital stock to the extent such subsidiary is a corporation or otherwise has certificated equity and (II) representing all other equity interests and all promissory notes required to be pledged thereunder, in each case, accompanied by undated stock powers and allonges executed in blank and other proper instruments of transfer.

(v) No later than forty-five (45) days after the Closing Date, use commercially reasonable efforts to obtain executed Collateral Access Agreements from Galaxy Distribution, Inc. and any landlord or other bailee of the Note Parties that Buyer may reasonably request. For purposes of this clause Collateral Access Agreements shall mean a landlord waiver, bailee letter, or acknowledgement agreement of any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Collateral, in each case, in form and substance reasonably satisfactory to Buyer.

(vi) No later than fifteen (15) Business Days after the Closing Date, the Note Parties shall have delivered to the Buyer certificates of insurance on ACORD 25 and 27 or 28 form reasonably satisfactory to the Buyer, providing for adequate personal property and liability insurance for each Note Party, with the Buyer listed as lender's loss payee and additional insured, as applicable.

(vii) No later than thirty (30) days after the Closing Date, the Note Parties shall deliver to the Buyer such evidence that an amendment reasonably satisfactory to the Buyer, has been entered into with respect to such articles of incorporation, by-laws, limited liability company agreements or similar documents of the Note Parties as Buyer shall

reasonably request to effect the intent of the Security Documents including the pledge of the Collateral.

## 6. REGISTER; TRANSFER AGENT INSTRUCTIONS.

The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Securities in which the Company shall record the name and address of the Person in whose name the Securities have been issued (including the name and address of each transferee), the principal amount of the Note held by such Person and the number of Conversion Shares issuable pursuant to the terms of the Note, the number of Warrants and the number of Warrant Shares issuable pursuant to the terms of the Warrants. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section E.2(g), the Company shall permit the transfer and shall promptly record in either the register for the Securities or its stock ledger (for the Conversion Shares and Warrant Shares), such name and such denominations as specified by the Buyer to effect such sale, transfer or assignment.

## 7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Note to the Buyer at the applicable Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(a) The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(b) The Buyer shall have delivered the Exchange Shares to the Company, free of all liens and encumbrances.

(c) The Buyer shall have delivered to the Company the Purchase Price for the Note being purchased by the Buyer at the respective Closing by wire transfer of immediately available funds; provided that the Company hereby directs that the Buyer may use the applicable portion of the cash proceeds of the Purchase Price from the Buyer to make the reimbursement payment required pursuant to Section E.5(f) so that the net amount received by the Company from the Buyer reflects such reimbursement payment under Section E.5(f).

(d) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing.

## 8. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) Each Note Party shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer the Note.

(b) The Company shall have delivered to the Buyer a certificate evidencing the formation and good standing of each Note Party issued by the secretary of a jurisdiction of incorporation or formation of such Note Party, in each case as of a date no earlier than thirty (30) days prior to the Closing Date.

(c) The Company shall have duly executed and delivered to the Buyer the Warrants registered in such names and denominations as requested by the Buyer in accordance with the provisions of Section 1(e).

(d) The Company shall have delivered to the Buyer a certified copy of the certificate or articles of incorporation or formation of each Note Party as certified by the secretary of a jurisdiction of incorporation or formation of such Note Party, in each case as of a date no earlier than thirty (30) days prior to the respective Closing Date.

(e) The Company and each Guarantor shall have delivered to the Buyer a certificate, in the form reasonably acceptable to the Required Holders, executed by the Secretary of each Note Party and dated as of each Closing, as to (i) the resolutions consistent with Section E.3(b) as adopted by each Note Party's board of directors or an equivalent governing body in a form reasonably acceptable to the Required Holders, (ii) the Certificate of Incorporation of the Company and the organizational documents of each Guarantor and (iii) the Bylaws of the Company and the bylaws of each Guarantor, as applicable, each as in effect at the Closing.

(f) (i) No Default or Event of Default shall exist as of the Closing, (ii) each and every representation and warranty of the Note Parties shall be true and correct in all material respects as of the date when made and as of the respective Closing as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and (iii) each Note Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by such Note Party, as applicable, at or prior to the Closing. The Buyer shall have received certificates, duly executed by the Chief Executive Officer of each Note Party, dated as of the Closing, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form reasonably acceptable to the Buyer.

(g) The Company shall have obtained and provided a copy thereof to the Buyer all governmental, regulatory or third-party consents and approvals, if any, necessary for the sale of the Securities.

(h) Reserved.

(i) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(j) Each Note Party shall have delivered or caused to be delivered to the Buyer a perfection certificate, duly completed and executed by each Note Party, in form and substance reasonably satisfactory to the Buyer (the "**Perfection Certificate**").

(k) Reserved.

(l) The Note Parties shall have delivered or caused to be delivered to the Buyer (i) the results of Uniform Commercial Code lien searches (or other searches as appropriate in the applicable foreign jurisdiction), satisfactory to the Buyer; (ii) the results of federal, provincial, territorial, and state tax lien and judicial lien searches and pending litigation and bankruptcy searches (or other searches as appropriate in the applicable foreign jurisdiction), in each case satisfactory to the Buyer; and (iii) Uniform Commercial Code termination statements (or other termination filings as appropriate in the applicable foreign jurisdiction) reflecting termination of all UCC Financing Statements (or other comparable filings) previously filed by any Person and not expressly permitted by this Agreement.

(m) With respect to the Intellectual Property Rights, if any, of any Note Party, such Note Party shall have duly executed and delivered to the Buyer each Intellectual Property Security Agreement of such Note Party, in the form attached as Exhibit A to the Security Agreement.

(n) Payment of all fees and expenses required to be paid hereunder.

(o) Legal opinion(s) from counsel to the Note Parties, in form and substance reasonably satisfactory to the Buyer (it being understood and agreed that local counsel in the jurisdiction of organization of a Note Party will only be required for material Note Parties); provided that no such opinion shall be required for a Closing occurring after the date hereof if the Collateral Increase Condition has not been satisfied on or prior to such Closing.

(p) Reserved.

(q) Reserved.

(r) Each Note Party shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(s) The Company and the Buyer shall have entered into a registration rights agreement in the form of Exhibit C hereto.

(t) Reserved.

(u) No Material Adverse Effect has occurred.

(v) As of the Closing, to the extent required by applicable laws, the Company shall have (i) disclosed all material, non-public information (if any) provided to the Buyer by the Company or any of their respective Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents and (ii) any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of their respective Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Buyer or any of their affiliates, on the other hand, shall have terminated.

## 9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Note Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against any Note Party in any other jurisdiction to collect on any Note Party's obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Buyer. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.**

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms "including," "includes," "include" and words of like import shall be construed broadly as if followed by the words "without limitation." The terms "herein," "hereunder," "hereof" and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of Guarantors (as the case may be), or payable to or received by the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as "interest" under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Buyer, or collection by the Buyer pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Buyer, the Company and their respective Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of "interest" or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Company, their respective Subsidiaries, their affiliates and Persons acting on their behalf, including, without limitation, any transactions by the Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and

therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company, nor Guarantors, nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement.

(f) Amendments. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined below), and any amendment to any provision of this Agreement made in conformity with the provisions of this Section E.9(f) shall be binding on the Buyer and holders of Securities, as applicable; provided that no such amendment shall be effective to the extent that it (A) applies to less than all of the holders of the Securities then outstanding or (B) imposes any obligation or liability on the Buyer without the Buyer's prior written consent (which may be granted or withheld in the Buyer's sole discretion); and provided further that the provisions of Section 10 cannot be amended or waived without the additional prior written approval of the Buyer or its successor. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Required Holders may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Section E.9(f) shall be binding on the Buyer and holders of Securities, as applicable, provided that no such waiver shall be effective to the extent that it (1) applies to less than all of the holders of the Securities then outstanding (unless a party gives a waiver as to itself only) or (2) imposes any obligation or liability on the Buyer without the Buyer's prior written consent (which may be granted or withheld in the Buyer's sole discretion). "**Required Holders**" means, on or after the Closing Date, holders of a majority of the aggregate principal amount then outstanding under all of the Notes; provided, that such majority must include the Buyer. Each of the Company and any other Note Party has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient's email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to any Note Party:

SurgePays, Inc.
3124 Brother Blvd., Suite 104
Bartlett, TN 38133
Attn: Kevin Brian Cox, CEO
E-Mail: brian@surgepays.com

with a copy (for informational purposes only) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Attn: Sarah Williams, Esq.
E-Mail: swilliams@egsllp.com

If to the Buyer:

Funicular Funds, LP
601 California Street, Suite 1151
San Francisco, CA 94108
Tel: (415) 857-1965
Attn: Jacob Ma-Weaver
Email: jacob@cablecarcapital.com

with a copy (for informational purposes only) to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Telephone: (212) 407-4278
Attention: Peter Beardsley
E-Mail: pbeardsley@loeb.com

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Loeb & Loeb LLP shall only be provided copies of notices sent to the Buyer. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's e-mail containing the time, date and recipient's e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes. Neither the Company nor any other Note Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. The Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(i) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section E.9(l) below.

(j) Survival. The representations, warranties, agreements and covenants shall survive the Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification. In consideration of the Buyer's execution and delivery of the Transaction Documents and each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's and each other Note Party's other obligations under the Transaction Documents, the Company and each other Note Party shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "**Indemnitees**") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "**Indemnified Liabilities**"), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company, each other Note Party or any of their respective Subsidiaries in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company, any Guarantor or any of their respective Subsidiaries contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, any Guarantor or any of their respective Subsidiaries) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (C) the status of the Buyer or holder of the Securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); or (D) the enforcement of any of the rights and remedies of any Note Party or the Buyer under this Agreement and the other Transaction Documents; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. To the extent that the foregoing undertaking by the Company or each other Note Party may be unenforceable for any reason, the Company and each other Note Party, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(m) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(n) Remedies. The Buyer and in the event of assignment by the Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each of the Company and each other Note Party recognizes that in the event that it or any Subsidiary fails to perform, observe, or discharge any or all of its or such Subsidiary's (as the case may be) obligations under the Transaction Documents, any remedy at law would inadequate relief to the Buyer. Each of the Company and each other Note Party therefore agrees that the Buyer shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(o) Reserved.

(p) Payment Set Aside; Currency. To the extent that any Note Party makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Note Party, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars ("**U.S. Dollars**"), and all amounts owing

under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. "**Exchange Rate**" means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(q) Judgment Currency

(i) If for the purpose of obtaining or enforcing judgment against any Note Party in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section E.9(q) referred to as the "**Judgment Currency**") an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day (as defined below) immediately preceding:

(1) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section E.9(q)(i)(2) being hereinafter referred to as the "**Judgment Conversion Date**").

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section E.9(q)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from any Note Party under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(iv) "**Trading Day**" means any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

*[signature pages follow]*

**IN WITNESS WHEREOF,** the Company, each Guarantor and the Buyer and, with respect to Section 5(ll) only, SMDMM have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

**COMPANY:**

**SURGEPAYS, INC.**

By: ______________________________
Name: Kevin Brian Cox
Title: CEO

**GUARANTORS:**

**ECS PREPAID, LLC**

By: ______________________________
Name: Kevin Brian Cox
Title: Director

**LINKUP MOBILE, INC**

By: ______________________________
Name: Kevin Brian Cox
Title: President

**LOGICSIQ, INC.**

By: ______________________________
Name: Kevin Brian Cox
Title: President

**SHOCKWAVE CRM**

By: ________________________________
Name: Kevin Brian Cox
Title: President

**SURGE BLOCKCHAIN, LLC**

By: ________________________________
Name: Kevin Brian Cox
Title: Director

**SURGEPAYS FINTECH, INC.**

By: ________________________________
Name: Kevin Brian Cox
Title: President

**SURGEPHONE WIRELESS, LLC**

By: ________________________________
Name: Kevin Brian Cox
Title: Director

**TORCH WIRELESS**

By: ________________________________
Name: Kevin Brian Cox
Title: President

**SURGEPAYS, S.A. DE C.V.**

By: ________________________________
Name: Kevin Brian Cox
Title: Director

and with respect to Section 5(ll) only,

SMDMM FUNDING LLC:

By: ________________________________
Name: Kevin Brian Cox
Title: CEO

**BUYER:**

**FUNICULAR FUNDS, LP**

By: ________________________________

Name: Jacob Ma-Weaver
Title: Managing Member of the General Partner